EXHIBIT 16

Arthur Andersen LLP
8000 Towers Crescent Drive
Vienna, VA 22182-2725
Tel 703-962-2100

April 23, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read the first four paragraphs of Item 4 included in the Form 8-K dated April 23, 2002 of USEC Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

cc:	Mr. Henry Z. Shelton, Jr.,
Senior Vice President and
Chief Financial Officer, USEC Inc.